Exhibit 10(a)27

PENSION EQUALIZATION PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January l, 2009)

Certificate of Amendment – Amendment No. 8

THIS INSTRUMENT, executed this 2nd day of November, 2021, and effective December 1, 2021, constitutes the Eighth Amendment of the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the "Plan").

Pursuant to Section 8.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of October 28, 2021, the Plan is hereby amended by adding the following sentence to the end of Section 2.02 of the Plan ("Participation") to read in its entirety as follows: ''Notwithstanding any other provision of the Plan, Leo P. Denault shall cease to be a Participant in the Plan effective December 1, 2021, if he has not yet had a Separation from Service before such date."

IN WITNESS WHEREOF, the Personnel Committee has caused this Eighth Amendment to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January I, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth and effective December 1 , 2021.

ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned authorized representative

/s/ Kathryn Collins
KATHRYN COLLINS
Senior Vice President, HR &
Chief Human Resources Officer